INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of Fiserv, Inc. on Form S-3 of our reports dated January 26, 2001, appearing in and incorporated by reference in the Annual Report on Form 10-K of Fiserv, Inc. for the year ended December 31, 2000 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.


/s/ DELOITTE & TOUCHE LLP

DELOITTE & TOUCHE LLP
Milwaukee, Wisconsin
December 10, 2001